Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION
ANNOUNCES SECOND QUARTER 2022 RESULTS AND COMMENCES STRATEGIC ALTERNATIVES REVIEW PROCESS

Conference Call and Webcast Scheduled for Tomorrow, Friday, August 5, 2022 at
12:00 p.m. Eastern Time/9:00 a.m. Pacific Time

Pasadena, CA, August 4, 2022 – Western Asset Mortgage Capital Corporation (the “Company” or "WMC") (NYSE: WMC) today reported its results for the second quarter ended June 30, 2022.

BUSINESS UPDATE
The Company continues to execute on its business strategy to focus on residential real estate investments and to take actions to strengthen its balance sheet:
•In July 2022, effected a 1-for-10 reverse stock split, which is reflected retroactively in all share numbers herein;
•Also, in July 2022, completed its fourth securitization of $402.2 million of Residential Whole Loans, securing $351.9 million of long-term fixed rate financing which decreased recourse leverage to 2.4x;
•For the three months ended June 30, 2022, acquired $292.8 million of Residential Whole Loans in anticipation of the July 2022 securitization referenced above; and
•For the three months ended June 30, 2022, repurchased $7.2 million aggregate principal amount of its 6.75% Convertible Senior Unsecured Notes due in 2022 ("2022 Notes") at an approximate 1% premium to par value, plus accrued and unpaid interest.

Today the Company also announced that its Board of Directors has authorized a review of strategic alternatives for the Company aimed at enhancing shareholder value, which may include a sale or merger of the Company. JMP Securities, A Citizens Company, has been retained as exclusive financial advisor to the Company. No assurance can be given that the review being undertaken will result in a sale, merger, or other transaction involving the Company, and the Company has not set a timetable for completion of the review process. The Company does not intend to make any further statements regarding this process unless and until a definitive agreement for a transaction has been reached, or until the process of exploring strategic alternatives has ended.

For further information, interested parties may contact Tosh Chandra, Managing Director at JMP Securities, A Citizens Company (phone: +1 (212) 906-3500; email: tchandra@jmpsecurities.com).

SECOND QUARTER 2022 FINANCIAL RESULTS
The rising interest rate environment negatively impacted our second quarter GAAP financial results. Key measures for the quarter were as follows:
▪GAAP book value per share was $23.23 at June 30, 2022.
▪Economic book value(1) per share of $24.58 at June 30, 2022.
▪GAAP net loss attributable to common shareholders and participating securities of $22.4 million, or $3.71 per share.

▪Distributable Earnings of $2.7 million, or $0.44 per basic and diluted share.
▪Economic return(2) on GAAP book value was negative 14.6% for the quarter.
▪1.25% annualized net interest margin(3)(4) on our investment portfolio.
▪Recourse leverage was 4.7x as of June 30, 2022, which decreased to 2.4x following the July Non-QM Residential Whole Loan securitization referenced above.
▪On June 22, 2022, we declared a second quarter common dividend of $0.40 per share.
1.Economic book value is a non-GAAP financial measure. Refer to page 20 of this press release for the reconciliation of GAAP book value to non-GAAP economic book value.
2.Economic return is calculated by taking the sum of, (i) the total dividends declared, and (ii) the change in book value during the period and dividing by the beginning book value.
3.Includes interest-only securities accounted for as derivatives.
4.Excludes the consolidation of VIE trusts required under GAAP.

MANAGEMENT COMMENTARY

“Our quarterly results continue to reflect the ongoing challenges of interest rate volatility and fluctuating asset values, which again translated into credit spread widening across our holdings,” said Bonnie Wongtrakool, Chief Executive Officer of the Company. “This market volatility put pressure on our GAAP book value per share, which declined 15.0% from the prior quarter, while economic book value per share declined 12.4%. However, our financial results were positively impacted by higher net interest income, driven by our larger residential whole loan portfolio and lower prepayments in that portfolio. Consequently, our distributable earnings of $2.7 million, or $0.44 per share, in the second quarter, were up $2.3 million from the first quarter.”

"During the second quarter, we continued to implement our strategic portfolio shift towards a focus on residential real estate related investments as we acquired $293 million of residential whole loans with the view of executing our fourth whole-loan securitization, which we completed in early July. Additionally, we continued to strengthen our balance sheet during the quarter, selling approximately $42 million of investments, including Non-Agency RMBS and CMBS, as well as repurchasing another $7.2 million aggregate principal amount of our existing 2022 Notes at an approximate premium to par value of 1.0%. We are confident that we have sufficient liquidity to retire the remaining $27 million of outstanding 2022 Notes prior to their October maturity and to continue executing on our investment strategy,” Ms. Wongtrakool added.

“We believe that today’s announcement regarding our Board of Director’s authorization to review strategic alternatives for the Company is the best path forward towards unlocking shareholder value. We have made significant progress in the last two years towards strengthening our balance sheet and improving our liquidity and the earnings power of the portfolio. However, we don’t believe that these actions are being reflected in our stock price. Therefore, we are committed to considering alternatives that may involve a sale, merger, or other transaction involving the Company,” Ms. Wongtrakool concluded.

OPERATING RESULTS

The below table reflects a summary of our operating results:

	For the Three Months Ended
GAAP Results	June 30, 2022	March 31, 2022
	($ in thousands)

Net Interest Income	$6,235	$4,283
Other Income (Loss):
Realized gain (loss), net	(45,661)	12,145
Unrealized gain (loss), net	16,185	(38,903)
Gain (loss) on derivative instruments, net	4,781	6,936
Other, net	(46)	(145)
Other Income (Loss)	(24,741)	(19,967)
Total Expenses	3,927	6,497
Income (loss) before income taxes	(22,433)	(22,181)
Income tax provision (benefit)	(46)	56
Net income (loss)	$(22,387)	$(22,237)
Net income (loss) attributable to non-controlling interest	—	3,616
Net income (loss) attributable to common stockholders and participating securities	$(22,387)	$(25,853)

Net income (loss) per Common Share – Basic/Diluted	$(3.71)	$(4.30)
Non-GAAP Results
Distributable Earnings(1)	$2,650	$379
Distributable Earnings per Common Share – Basic/Diluted(2)	$0.44	$0.06
Weighted average yield(3)(4)	4.30%	3.74%
Effective cost of funds(4)	3.60%	3.41%
Annualized net interest margin(3)(4)	1.25%	0.85%
1.    For a reconciliation of GAAP Income to Distributable Earnings, refer to page 18 of this press release.
2.    Presentation adjusted for effect of 1-for-10 reverse stock split subsequent to 6/30/2022.
3.    Includes interest-only securities accounted for as derivatives.
4.    Excludes the consolidation of VIE trusts required under GAAP.

INVESTMENT PORTFOLIO

Investment Activity

As of June 30, 2022, the Company owned an aggregate investment portfolio with a fair market value totaling $2.7 billion. The following table summarizes certain characteristics of our portfolio by investment category as of June 30, 2022 (dollars in thousands):

	Balance at		Loan Modification/Capitalized Interest	Principal Payments and Basis Recovery	Proceeds from Sales	Transfers to REO	Realized Gain/(Loss)	Unrealized Gain/(loss)	Premium and discount amortization, net	Balance at
Investment Type	December 31, 2021	Purchases								June 30, 2022
Agency RMBS and Agency RMBS IOs	$1,172	$—	N/A	$(121)	$—	N/A	$—	$(266)	$—	$785
Non-Agency RMBS	27,769	39,952	N/A	(749)	(27,729)	N/A	(1,170)	(5,914)	39	32,198
Non-Agency CMBS	105,358	—	N/A	(1,673)	(10,152)	N/A	(43,934)	43,497	—	93,096
Other securities(1)	51,648	—	N/A	—	(4,406)	N/A	(478)	(6,268)	38	40,534
Total MBS and other securities	185,947	39,952	N/A	(2,543)	(42,287)	N/A	(45,582)	31,049	77	166,613
Residential Whole Loans	1,023,502	411,917	75	(155,171)	—	—	—	(80,155)	(4,315)	1,195,853
Residential Bridge Loans	5,428	—	—	(250)	—	—	—	(83)	—	5,095
Commercial Loans	130,572	—	—	(4)	—	—	—	(2,147)	—	128,421
Securitized commercial loans	1,355,808	—	—	—	—	—	—	(125,782)	13,345	1,243,371
Real Estate Owned	43,607	—	N/A	—	(54,681)	—	12,198	—	N/A	1,124
Total Investments	$2,744,864	$451,869	$75	$(157,968)	$(96,968)	$—	$(33,384)	$(177,118)	$9,107	$2,740,477

Portfolio Characteristics

Residential Real Estate Investments

The Company's focus on residential real estate related investments will include but is not limited to non-qualified residential whole loans ("Non-QM Loans"), non-agency RMBS, and other related assets The Company believes this focus will allow it to address attractive market opportunities.

Residential Whole Loans

The Company's Residential Whole Loans have low LTV's and are comprised of 3,097 Non-QM adjustable rate mortgages and five investor fixed rate mortgages. The following table presents certain information about our Residential Whole Loans investment portfolio at June 30, 2022 (dollars in thousands):

			Weighted Average
Current Coupon Rate	Number of Loans	Principal Balance	Original LTV	Original FICO Score(1)	Expected Life (years)	Contractual Maturity (years)	Coupon Rate
2.01% – 3.00%	40	$22,650	66.3%	758	9.0	28.8	2.9%
3.01% – 4.00%	484	247,017	65.0%	757	6.2	28.2	3.7%
4.01% – 5.00%	1,451	498,639	63.6%	749	4.8	26.4	4.6%
5.01% – 6.00%	895	366,805	66.2%	742	4.0	27.5	5.5%
6.01% – 7.00%	216	98,409	71.7%	742	3.1	29.4	6.4%
7.01% - 8.00%	16	6,450	75.1%	737	2.7	29.6	7.4%
Total	3,102	1,239,970	65.4%	748	4.8	27.4	4.8%

1.    The original FICO score is not available for 250 loans with a principal balance of approximately $83.2 million at June 30, 2022. We have excluded these loans from the weighted average.

The following table presents the aging of the Residential Whole Loans as of June 30, 2022:

	Residential Whole Loans
	No of Loans	Principal	Fair Value
Current	3,073	$1,226,815	$1,183,917
1-30 days	8	2,213	2,142
31-60 days	1	359	361
61-90 days	—	—	—
90+ days	20	10,583	9,433
Total	3,102	$1,239,970	$1,195,853
Non-Agency RMBS

The following table presents the fair value and weighted average purchase price for each of our Non-agency RMBS categories, including IOs accounted for as derivatives, together with certain of their respective underlying loan collateral attributes and current performance metrics as of June 30, 2022 (fair value dollars in thousands):

		Weighted Average
Category	Fair Value	Purchase Price	Life (Years)	Original LTV	Original FICO	60+ Day Delinquent	CPR
Prime	$14,181	$79.99	9.9	67.8%	748	1.2%	22.0%
Alt-A	18,017	63.68	13.2	74.6%	675	12.8%	14.0%
Total	$32,198	$70.86	11.8	71.6%	707	7.7%	17.5%

Commercial Real Estate Investments

Non-Agency CMBS

The following table presents certain characteristics of our Non-Agency CMBS portfolio as of June 30, 2022 (dollars in thousands):

		Principal		Weighted Average
Type	Vintage	Balance	Fair Value	Life (Years)	Original LTV
Conduit:
	2006-2009	$87	$85	2.2	88.7%
	2010-2020	14,982	10,715	7.1	62.3%
		15,069	10,800	7.1	62.5%
Single Asset:
	2010-2020	99,079	82,296	1.5	65.0%
Total		$114,148	$93,096	2.1	64.7%

The Company's Commercial Loans and Non-Agency CMBS portfolios are performing according to expectations under the current market conditions. The Company believes there is a reasonable likelihood that many of the delinquent loans that serve as collateral for the Non-Agency CMBS will return to performing status in the coming months as the economy continues to reopen. However, there is no assurance that this will be the case.

Commercial Loans

The following table presents our commercial loan investments as of June 30, 2022 (dollars in thousands):

Loan	Loan Type	Principal Balance	Fair Value	Original LTV	Interest Rate	Maturity Date	Extension Option	Collateral	Geographic Location
CRE 3	Interest-Only Mezzanine loan	$90,000	$26,934	58%	1-Month LIBOR plus 9.25%	6/29/2021	None(1)	Entertainment and Retail	NJ
CRE 4	Interest-Only First Mortgage	38,367	37,980	63%	1-Month LIBOR plus 3.02%	8/6/2022	A One-Year Extension	Retail	CT
CRE 5	Interest-Only First Mortgage	24,535	24,362	62%	1-Month LIBOR plus 3.75%	11/6/2022	Two One-Year Extensions	Hotel	NY
CRE 6	Interest-Only First Mortgage	13,207	13,114	62%	1-Month LIBOR plus 3.75%	11/6/2022	Two One-Year Extensions	Hotel	CA
CRE 7	Interest-Only First Mortgage	7,259	7,208	62%	1-Month LIBOR plus 3.75%	11/6/2022	Two One-Year Extensions	Hotel	IL, FL
CRE 8	Interest-Only First Mortgage	4,425	4,425	79%	1-Month LIBOR plus 4.85%	12/6/2022	None	Assisted Living Facilities	FL
SBC 3(2)	Interest-Only First Mortgage	14,362	14,398	49%	1-Month LIBOR plus 4.35%	1/6/2023	None	Nursing Facilities	CT
		$192,155	$128,421

1.    CRE 3 is in default and not eligible for an extension.
2.    During July 2022, the SBC 3 loan was granted a six month extension through January 6, 2023, with a 25 bps increase in rate and a 25 bps extension fee.

Non-Performing Commercial Loan

The impact of COVID-19 pandemic has adversely impacted a broad range of industries in which our commercial loan borrowers operate and could impair their ability to fulfill their financial obligations to us, most significantly retail and hospitality assets. All but the one loan discussed below remain current.

CRE 3 Loan

As of June 30, 2022, the CRE 3 junior mezzanine loan with an outstanding principal balance of $90.0 million secured by a retail facility was non-performing and past its maturity date of June 29, 2021. We received some interest payments on this loan from a reserve that was exhausted in May 2021. We are currently in discussions with the borrower and certain other lenders regarding alternatives to address the situation which might include modifications of loan terms, deferral of payments, and the funding of new advances. There can be no assurance that these discussions will result in an outcome in which we would be repaid any amount of the loan and we may suffer further declines in fair value with respect to the mezzanine investment. We could experience a total loss of our investment under various scenarios, which at current levels would result in a $26.9 million reduction in the Company’s book value. Refer to Note 6 - Commercial Loans in the 10-Q for details.

Commercial Real Estate Owned

In February 2022, the Company along with other Hotel REO investors, sold the unencumbered hotel property which was foreclosed on in the third quarter of 2021 for $55.9 million. The Company and the other investors fully recovered their aggregate initial investment of $42.0 million. The Company and the other investors recognized a gain on sale of approximately $12.2 million.

PORTFOLIO FINANCING AND HEDGING

Financing

The following table sets forth additional information regarding the Company’s portfolio financing arrangements as of June 30, 2022 (dollars in thousands):

Securities Pledged	Repurchase Agreement Borrowings	Weighted Average Interest Rate on Borrowings Outstanding at end of period	Weighted Average Remaining Maturity (days)
Short-Term Borrowings:
Agency RMBS	$329	1.82%	32
Non-Agency RMBS(1)	31,628	3.44%	1
Residential Whole Loans (2)	1,116	4.12%	26
Residential Bridge Loans (2)	4,166	4.13%	26
Commercial Loans (2)	6,463	4.73%	26
Other Securities	2,126	4.09%	18
Total short term borrowings	45,828	3.72%	8
Long Term Borrowings:
Non-Agency CMBS and Non-Agency RMBS Facility
Non-Agency CMBS (1)	55,155	2.28%	234
Non-Agency RMBS	21,943	2.28%	307
Other Securities	23,948	2.28%	308
Subtotal	101,046	2.28%	267
Residential Whole Loan Facility
Residential Whole Loans (2)	344,544	3.61%	127
Commercial Whole Loan Facility
Commercial Loans	63,658	2.64%	87
Total long term borrowings	509,248	3.23%	150
Repurchase agreements borrowings	$555,076	3.27%	138

1.Includes repurchase agreement borrowings on securities eliminated upon VIE consolidation.
2.    Repurchase agreement borrowings on loans owned are through trust certificates. The trust certificates are eliminated in consolidation.

Residential Whole Loan Facility

As of June 30, 2022, the Company had outstanding borrowings of $344.5 million, with a weighted average interest rate of 3.61%. The borrowings are secured by $401.5 million in non QM loans.

Commercial Whole Loan Facility

As of June 30, 2022, the Company had approximately $63.7 million in borrowings, with a weighted average interest rate of 2.64% under its commercial whole loan facility. The borrowing is secured by loans with an estimated fair market value of $87.1 million as of June 30, 2022. On May 30, 2022, the Company extended the maturity date of the facility to November 4, 2022.

Non-Agency CMBS and Non-Agency RMBS Facility

As of June 30, 2022, the outstanding balance under the Company's Non-Agency CMBS and Non-Agency RMBS financing facility was $101.0 million with a weighted average interest rate of 2.28%. The borrowing is secured by investments with an estimated fair market value of $161.0 million as of June 30, 2022. On May 2, 2022, the Company extended the maturity date of the facility for one-year to May 2, 2023.
Convertible Senior Unsecured Notes

2022 Notes

As of June 30, 2022, we had $27.0 million of the 2022 Notes outstanding. The 2022 Notes mature on October 1, 2022, unless earlier converted, redeemed, or repurchased by the holders pursuant to their terms, and are not redeemable by us except during the final three months prior to maturity.

2024 Notes

As of June 30, 2022, we had $86.3 million aggregate principal amount of the 2024 Notes outstanding. The 2024 notes mature on September 15, 2024, unless earlier converted, redeemed or repurchased by the holders pursuant to their terms, and are not redeemable by us except during the final three months prior to maturity.

Residential Mortgage-Backed Notes

The Company has completed three Residential Whole Loan securitizations. The mortgage-backed notes issued are non-recourse to the Company and effectively finance $793.0 million of Residential Whole Loans.

Arroyo 2019-2

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2019-2 securitization trust at June 30, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1	$203,885	3.3%	$203,885	4/25/2049
Class A-2	10,934	3.5%	10,934	4/25/2049
Class A-3	17,323	3.8%	17,323	4/25/2049
Class M-1	25,055	4.8%	25,055	4/25/2049
	257,197		257,197
Less: Unamortized Deferred Financing Cost	N/A		3,056
Total	$257,197		$254,141

The Company retained the subordinate bonds and these bonds had a fair market value of $28.2 million at June 30, 2022. The retained Arroyo 2019-2 subordinate bonds are eliminated in consolidation.

Arroyo 2020-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2020-1 securitization trust at June 30, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Carrying Value	Contractual Maturity
Offered Notes:
Class A-1A	$82,908	1.7%	$82,908	3/25/2055
Class A-1B	9,838	2.1%	9,838	3/25/2055
Class A-2	13,518	2.9%	13,518	3/25/2055
Class A-3	17,963	3.3%	17,963	3/25/2055
Class M-1	11,739	4.3%	11,739	3/25/2055
Subtotal	135,966		135,966
Less: Unamortized Deferred Financing Costs	N/A		1,788
Total	$135,966		$134,178

The Company retained the subordinate bonds and these bonds had a fair market value of $21.1 million at June 30, 2022. The retained Arroyo 2020-1 subordinate bonds are eliminated in consolidation.

Arroyo 2022-1

The following table summarizes the residential mortgage-backed notes issued by the Company's Arroyo 2022-1 securitization trust at June 30, 2022 (dollars in thousands):

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Offered Notes:
Class A-1A	$223,469	2.5%	$211,365	12/25/2056
Class A-1B	82,942	3.3%	74,912	12/25/2056
Class A-2	21,168	3.6%	18,250	12/25/2056
Class A-3	28,079	3.7%	23,241	12/25/2056
Class M-1	17,928	3.7%	14,000	12/25/2056
Total	$373,586		$341,768

The Company retained the subordinate bonds and these bonds had a fair market value of $32.4 million at June 30, 2022. The retained Arroyo 2022-1 subordinate bonds are eliminated in consolidation.

Commercial Mortgage-Backed Notes

CSMC 2014 USA

The following table summarizes CSMC 2014 USA's commercial mortgage pass-through certificates at June 30, 2022 (dollars in thousands), which is non-recourse to the Company:

Classes	Principal Balance	Coupon	Fair Value	Contractual Maturity
Class A-1	$120,391	3.3%	$112,237	9/11/2025
Class A-2	531,700	4.0%	502,516	9/11/2025
Class B	136,400	4.2%	125,513	9/11/2025
Class C	94,500	4.3%	83,954	9/11/2025
Class D	153,950	4.4%	142,388	9/11/2025
Class E	180,150	4.4%	141,159	9/11/2025
Class F	153,600	4.4%	110,014	9/11/2025
Class X-1(1)	N/A	0.5%	12,347	9/11/2025
Class X-2(1)	N/A	—%	2,572	9/11/2025
	$1,370,691		$1,232,700

1.    Class X-1 and X-2 are interest-only classes with notional balances of $652.1 million and $733.5 million as of June 30, 2022, respectively.

The above table does not reflect the portion of the Class F bond held by the Company because the bond is eliminated in consolidation. The Company's ownership interest in the Class F bonds represents a controlling financial interest, which resulted in consolidation of the trust. The bond had a fair market value of $10.7 million at June 30, 2022. The securitized debt of the CSMC USA can only be settled with the commercial loan with an outstanding principal balance of approximately $1.4 billion at June 30, 2022, that serves as collateral for the securitized debt and is non-recourse to the Company.

Derivatives Activity

    The following table summarizes the Company’s derivative instruments at June 30, 2022 (dollars in thousands):

Other Derivative Instruments	Notional Amount	Fair Value
Credit default swaps, asset	$2,030	$365
TBA securities, asset	100,000	1,383
Total derivative instruments, assets		1,748

Interest rate swaps, liability	$174,000	$(1,158)
Credit default swaps, liability	4,140	(714)
Total derivative instruments, liabilities		(1,872)
Total derivative instruments, net		$(124)

DIVIDEND

For the quarter ended June 30, 2022, we declared a $0.40 dividend per share, generating a dividend yield of approximately 13.2% based on the stock closing price of $12.10 on June 30, 2022, adjusted for the 1-for-10 reverse stock split that occured in July.

CONFERENCE CALL

The Company will host a conference call with a live webcast tomorrow, August 5, 2022 at 12:00 p.m. Eastern Time/9:00 a.m. Pacific Time, to discuss financial results for the second quarter 2022. Due to the pending strategic alternative review process, the Company will limit the conference call to its prepared remarks and will not be conducting a question and answer session during the call.

Individuals interested in listening to the conference call may do so by dialing (866) 235-9914 from the United States, or (412) 902-4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit https://dpregister.com/sreg/10169620/f3c46d460c and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call tomorrow.

A telephone replay will be available through August 12, 2022 by dialing (877) 344-7529 from the United States, or (412) 317-0088 from outside the United States, and entering conference ID 4992650. A webcast replay will be available for 90 days.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a real estate investment trust that invests in, acquires and manages a diverse portfolio of assets consisting of Residential Whole Loans, Non-Agency RMBS and to a lesser extent GSE Risk Transfer Securities, Commercial Loans, Non-Agency CMBS, Agency RMBS, Agency CMBS and ABS. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on its manager Western Asset Management Company, LLC's perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, LLC, an investment advisor registered with the Securities and Exchange Commission and a wholly-owned subsidiary of Franklin Resources, Inc. Please visit the Company’s website at www.westernassetmcc.com.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.” For these statements, the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. In particular, it is difficult to fully assess the impact of COVID-19 at this time due to, among other factors, uncertainty regarding the severity and duration of the outbreak domestically and internationally and the effectiveness of federal, state and local governments’ efforts to contain the spread of COVID-19 and respond to its direct and indirect impact on the U.S. economy and economic activity.

Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation; changes in interest rate, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, general economic conditions, market conditions, conditions in the market for mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company.

Other factors are described in Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including distributable earnings, distributable earnings per share, drop income and drop income per share, economic book value and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest margin, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands—except share and per share data)
(Unaudited)

	June 30, 2022	March 31, 2022
Assets:
Cash and cash equivalents	$15,878	$42,849
Restricted cash	257	257
Agency mortgage-backed securities, at fair value ($264 and $1,172 pledged as collateral, at fair value, respectively)	785	940
Non-Agency mortgage-backed securities, at fair value ($116,331 and $123,947 pledged as collateral, at fair value, respectively)	125,294	169,497
Other securities, at fair value ($40,534 and $51,648 pledged as collateral, at fair value, respectively)	40,534	49,040
Residential Whole Loans, at fair value ($1,195,853 and $1,023,502 pledged as collateral, at fair value, respectively)	1,195,853	1,002,710
Residential Bridge Loans, at fair value ($5,095 and $5,207 pledged as collateral, at fair value, respectively)	5,095	5,350
Securitized commercial loans, at fair value	1,243,371	1,288,943
Commercial Loans, at fair value ($101,487 and $101,459 pledged as collateral, at fair value, respectively)	128,421	128,495
Investment related receivable	11,952	20,882
Interest receivable	12,538	10,960
Due from counterparties	5,789	8,819
Derivative assets, at fair value	1,748	3,602
Other assets	3,734	2,265
Total Assets (1)	$2,791,249	$2,734,609

Liabilities and Stockholders’ Equity:
Liabilities:
Repurchase agreements, net	$555,076	$342,380
Convertible senior unsecured notes, net	109,661	116,347
Securitized debt, net ($1,574,468 and $1,344,370 at fair value and $164,264 and $180,116 held by affiliates, respectively)	1,962,787	2,092,482
Interest payable (includes $699 and $699 on securitized debt held by affiliates, respectively)	10,740	8,241
Investment related payables	—	—
Due to counterparties	360	—
Derivative liability, at fair value	1,872	2,335
Accounts payable and accrued expenses	3,585	2,277
Payable to affiliate	3,978	2,691
Dividend payable	2,415	2,415
Other liabilities	437	291
Total Liabilities (2)	2,650,911	2,569,459

Commitments and contingencies

Stockholders’ Equity:
Common stock: $0.01 par value, 50,000,000 shares authorized, 6,038,010 and 6,038,010 outstanding, respectively	60	609
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	—	—
Treasury stock, at cost, 57,981 and 57,981 shares held, respectively	(1,665)	(1,665)
Additional paid-in capital	918,974	918,325
Retained earnings (accumulated deficit)	(777,095)	(752,263)
Total Stockholders’ Equity	140,274	165,006
Non-controlling interest	64	144
Total Equity	140,338	165,150
Total Liabilities and Equity	$2,791,249	$2,734,609

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Balance Sheets (Continued)
(in thousands—except share and per share data)
(Unaudited)

	June 30, 2022	March 31, 2022
(1) Assets of consolidated VIEs included in the total assets above:
Cash and cash equivalents	$—	$—
Restricted Cash	257	257
Residential Whole Loans, at fair value ($1,195,853 and $1,023,502 pledged as collateral, at fair value, respectively)	1,195,853	1,002,710
Residential Bridge Loans, at fair value ($5,095 and $5,207 pledged as collateral, at fair value, respectively)	5,095	5,129
Securitized commercial loans, at fair value	1,243,371	1,288,943
Commercial Loans, at fair value ($14,398 and $14,362 pledged as collateral, at fair value, respectively)	14,398	14,362
Investment related receivable	11,906	20,836
Interest receivable	11,506	9,539
Other assets	—	—
Total assets of consolidated VIEs	$2,482,386	$2,341,776

(2) Liabilities of consolidated VIEs included in the total liabilities above:
Securitized debt, net ($1,574,468 and $1,344,370 at fair value and $164,264 and $180,116 held by affiliates, respectively)	$1,962,787	$2,092,482
Interest payable (includes $699 and $699 on securitized debt held by affiliates, respectively)	6,901	7,222
Accounts payable and accrued expenses	70	75
Other liabilities	257	257
Total liabilities of consolidated VIEs	$1,970,015	$2,100,036

Western Asset Mortgage Capital Corporation and Subsidiaries
Consolidated Statements of Operations
(in thousands—except share and per share data)
 (Unaudited)

	Three months ended
	June 30, 2022	March 31, 2022
Net Interest Income
Interest income	$39,577	$35,642
Interest expense	33,342	31,359
Net Interest Income	6,235	4,283

Other Income (Loss)
Realized gain (loss), net	(45,661)	12,145
Unrealized gain (loss), net	16,185	(38,903)
Gain (loss) on derivative instruments, net	4,781	6,936
Other, net	(46)	(145)
Other Income (Loss)	(24,741)	(19,967)	(19,967)

Expenses
Management fee to affiliate	1,002	1,100
Other operating expenses	262	296
Transaction costs	344	2,611
General and administrative expenses:
Compensation expense	130	498
Professional fees	1,552	1,256
Other general and administrative expenses	637	736
Total general and administrative expenses	2,319	2,490	2,490
Total Expenses	3,927	6,497

Income (loss) before income taxes	(22,433)	(22,181)
Income tax provision (benefit)	(46)	56
Net income (loss)	(22,387)	(22,237)
Net (loss) income attributable to non-controlling interest	—	3,616
Net income (loss) attributable to common stockholders and participating securities	$(22,387)	$(25,853)

Net income (loss) per Common Share – Basic	$(3.71)	$(4.30)
Net income (loss) per Common Share – Diluted	$(3.71)	$(4.30)

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Distributable Earnings
(in thousands—except share and per share data)
(Unaudited)

Distributable Earnings (formerly referred to as Core Earnings) is a non-GAAP financial measure that is used by us as a key metric to evaluate the effective yield of the portfolio. Distributable Earnings allows us to reflect the net investment income of our portfolio as adjusted to reflect the net interest rate swap interest expense. Distributable Earnings allows us to isolate the interest expense associated with our interest rate swaps in order to monitor and project our borrowing costs and interest rate spread. It is one metric of several used in determining the appropriate distributions to our shareholders

The table below reconciles Net Income to Distributable Earnings for the three months ended June 30, 2022, and March 31, 2022:

	Three months ended
(dollars in thousands)	June 30, 2022	March 31, 2022
Net income (loss) attributable to common stockholders and participating securities	$(22,387)	$(25,853)
Income tax provision (benefit)	(46)	56
Net income (loss) before income taxes	(22,433)	(25,797)

Adjustments:
Investments:
Unrealized (gain) loss on investments, securitized debt and other liabilities	(16,185)	38,903
Realized (gain) loss on sale of investments	45,582	(8,713)
One-time transaction costs	336	2,740

Derivative Instruments:
Net realized (gain) loss on derivatives	(6,513)	(5,540)
Net unrealized (gain) loss on derivatives	1,498	(1,655)

Other:
Realized (gain) loss on extinguishment of convertible senior unsecured notes	79	53
Amortization of discount on convertible senior unsecured notes	216	223
Non-cash stock-based compensation	70	165
Total adjustments	25,083	26,176
Distributable earnings	$2,650	$379
Basic and diluted distributable earnings per common share and participating securities	$0.44	$0.06
Basic weighted average common shares and participating securities	6,038,010	6,038,010
Diluted weighted average common shares and participating securities	6,038,010	6,038,010

Alternatively, our Distributable Earnings can also be derived as presented in the table below by starting net interest income adding interest income on Interest-Only Strips accounted for as derivatives and other derivatives, and net interest expense incurred on interest rate swaps and foreign currency swaps and forwards (a Non-GAAP financial measure) to arrive at adjusted net interest income. Then subtracting total expenses, adding non-cash stock based compensation, adding one-time transaction costs, adding amortization of discount on convertible senior notes and adding interest income on cash balances and other income (loss), net:

	Three months ended
(dollars in thousands)	June 30, 2022	March 31, 2022
Net interest income	$6,235	$4,283
Interest income from IOs and IIOs accounted for as derivatives	12	17
Net interest income from interest rate swaps	(262)	(291)
Adjusted net interest income	5,985	4,009
Total expenses	(3,927)	(6,497)
Non-cash stock-based compensation	70	165
One-time transaction costs	336	2,740
Amortization of discount on convertible unsecured senior notes	216	223
Interest income on cash balances and other income (loss), net	(30)	(130)
Income attributable to non-controlling interest	—	(131)
Distributable Earnings	$2,650	$379

Reconciliation of GAAP Book Value to Non-GAAP Economic Book Value
(dollars in thousands)
(Unaudited)

	June 30, 2022
(dollars in thousands)	$ Amount	Per Share
GAAP Book Value at March 31, 2022	$165,006	$27.33
Common dividend	(2,415)	(0.40)
	162,591	26.93
Portfolio Income (Loss)
Net Interest Margin	5,939	0.98
Realized gain (loss), net	(39,133)	(6.48)
Unrealized gain (loss), net	14,686	2.43
Net portfolio income (loss)	(18,508)	(3.07)

Operating expenses	(1,606)	(0.27)
General and administrative expenses, excluding equity based compensation	(2,249)	(0.37)
Provision for taxes	46	0.01
GAAP Book Value at June 30, 2022	$140,274	$23.23

Adjustments to deconsolidate VIEs and reflect the Company's interest in the securities owned
Deconsolidation of VIEs assets	(2,054,011)	(340.18)
Deconsolidation VIEs liabilities	1,969,705	326.22
Interest in securities of VIEs owned, at fair value	92,441	15.31
Economic Book Value at June 30, 2022	$148,409	$24.58

"Economic Book value" is a non-GAAP financial measure of our financial position on an unconsolidated basis. The Company owns certain securities that represent a controlling variable interest, which under GAAP requires consolidation, however, the Company's economic exposure to these variable interests is limited to the fair value of the individual investments. Economic book value is calculated by adjusting the GAAP book value by 1) adding the fair value of the retained interest or acquired security of the VIEs (CSMC USA, Arroyo 2019-2, Arroyo 2020-1 and Arroyo 2022-1) held by the Company, which were priced by independent third party pricing services and 2) removing the asset and liabilities associated with each of consolidated trusts (CSMC USA, Arroyo 2019-2, Arroyo 2020-1 and Arroyo 2022-1). Management believes that economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the actual financial interest of these investments irrespective of the variable interest consolidation model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Effective Cost of Funds
(dollars in thousands)
(Unaudited)

The following table reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for three months ended June 30, 2022, and March 31, 2022:

	Three months ended
	June 30, 2022		March 31, 2022
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs
Interest expense	$33,342	5.01%	$31,359	4.99%
Adjustments:
Interest expense on Securitized debt from consolidated VIEs(1)	(20,979)	(6.65)%	(20,829)	(6.71)%
Net interest paid - interest rate swaps	262	0.04%	291	5.00%
Effective Cost of Funds	$12,625	3.60%	$10,821	3.41%
Weighted average borrowings	$1,405,317		$1,288,592
1.    Excludes third-party sponsored securitized debt interest expense.